UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 1, 2012
(Date of earliest event reported)

Native American Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54088 (Commission File Number)	65-0777304 (IRS Employer Identification Number)

108-18 Queens Blvd., Suite 901
Forest Hills, NY	11375
(Address of principal executive	(Zip Code)
offices)

(718) 408-2323

(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 1, 2012, the Company issued a press release announcing that it commenced a private offering of up to $5 million in Units at a price of $1.00 per Unit, with each Unit consisting of one share of Series B Callable Preferred Stock (the “Series B Preferred”) and one share of Common Stock. Each share of Series B Preferred shall pay a dividend of 13% for the first year following its original issue date, and 15% for every year thereafter.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit	No. Description

99.1          Press Release issued by Native American Energy Group, Inc. on May 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2012	NATIVE AMERICAN ENERGY GROUP, INC.

	By:	/s/ Joseph G. D'Arrigo
By: Joseph G. D'Arrigo
Its: Chief Executive Officer